AMENDMENT TO
TRANSFER AGENCY AND SERVICE AGREEMENT

 This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between each Trust (hereinafter each a “Trust”, and collectively the “Trusts” as applicable) on behalf of its Funds (hereinafter, each a “Fund”) listed on Appendix A hereto and THE BANK OF NEW YORK MELLON (“BNY”). BNY and The Trusts are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, the Trusts and BNY have entered into a Transfer Agency and Service dated as of July 16, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Trusts and BNY desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1. Appendix A of the Agreement is hereby amended to reflect the addition of the following entities:

TEMPLETON INTERNATIONAL INSIGHTS ETF

PUTNAM INTERNATIONAL STOCK ETF

2. Appendix A to the Agreement is hereby amended and restated in its entirety and replaced with the Amended Appendix A attached hereto, which has been revised to incorporate the above referenced changes.

3. As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

4. This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

5. This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

6. The governing law provision of the Agreement shall be the governing law provision of this Amendment.

7. Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Party or Parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

8. Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Party or Parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. Each of Franklin Templeton ETF Trust, Franklin ETF Trust or Legg Mason ETF Investment Trust in its individual capacity represents and warrants that it has the authority to act on behalf of and bind each of respective series listed on Appendix A to the terms of this Amendment.

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[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

FRANKLIN TEMPLETON ETF TRUST ON BEHALF OF EACH OF ITS SERIES LISTED ON APPENDIX A	FRANKLIN ETF TRUST ON BEHALF OF EACH OF ITS SERIES LISTED ON APPENDIX A
By: _/s/Chris Kings_______________________	By: _/s/Chris Kings____________________
Name: _ Chris Kings _____________________	Name: _Chris Kings____________________
Title: Officer-CEO Finance and Administration	Title: Officer-CEO Finance and Administration
Date: _10/03/2025_________________________	Date: 10/03/2025________________________

LEGG MASON ETF INVESTMENT TRUST ON BEHALF OF EACH OF ITS SERIES LISTED ON APPENDIX A	THE BANK OF NEW YORK MELLON
By: __/s/Chris Kings _____________________	By: /s/Danielle Adamson__________________
Name: _ Chris Kings ____________________	Name: Danielle Adamson ________________
Title: Officer-CEO Finance and Administration	Title: __Director_________________________
Date: 10/03/2025_______________________	Date: __10/06/2025________________________

APPENDIX A

Trusts and Funds

FRANKLIN TEMPLETON ETF TRUST

Franklin Emerging Market Core Dividend Tilt Index ETF
Franklin International Core Dividend Tilt Index ETF
Franklin U.S. Core Dividend Tilt Index ETF
Franklin U.S. Large Cap Multifactor Index ETF
Franklin U.S. Mid Cap Multifactor Index ETF
Franklin U.S. Small Cap Multifactor Index ETF
Franklin International Dividend Booster Index ETF
Franklin U.S. Dividend Booster Index ETF
Franklin FTSE Asia ex Japan ETF
Franklin FTSE Australia ETF
Franklin FTSE Brazil ETF
Franklin FTSE Canada ETF
Franklin FTSE China ETF
Franklin FTSE Europe ETF
Franklin FTSE Eurozone ETF
Franklin FTSE Germany ETF
Franklin FTSE India ETF
Franklin FTSE Japan ETF
Franklin FTSE Japan Hedged ETF
Franklin FTSE Latin America ETF
Franklin FTSE Mexico ETF
Franklin FTSE Russia ETF (liquidation pending)
Franklin FTSE Saudi Arabia ETF
Franklin FTSE South Korea ETF
Franklin FTSE Switzerland ETF
Franklin FTSE Taiwan ETF
Franklin FTSE United Kingdom ETF
Franklin U.S. Equity Index ETF
BrandywineGLOBAL-Dynamic US Large Cap Value ETF
BrandywineGLOBAL-U.S. Fixed Income ETF
ClearBridge Sustainable Infrastructure ETF
Franklin Disruptive Commerce ETF
Franklin Dynamic Municipal Bond ETF
Franklin Exponential Data ETF
Franklin Focused Growth ETF
Franklin Genomic Advancements ETF
Franklin High Yield Corporate ETF
Franklin Income Equity Focus ETF
Franklin Income Focus ETF
Franklin Intelligent Machines ETF
Franklin International Aggregate Bond ETF
Franklin Investment Grade Corporate ETF
Franklin Municipal Green Bond ETF
Franklin Senior Loan ETF
Franklin Systematic Style Premia ETF
Franklin Ultra Short Bond ETF
Franklin U.S. Core Bond ETF

Franklin U.S. Treasury Bond ETF
Franklin Sustainable International Equity ETF
Western Asset Bond ETF
Franklin Dividend Growth ETF
Franklin Multisector Income ETF
Templeton International Insights ETF
Putnam International Stock ETF

FRANKLIN ETF TRUST

Franklin Short Duration U.S. Government ETF

LEGG MASON ETF INVESTMENT TRUST

Franklin ClearBridge Enhanced Income ETF
ClearBridge Large Cap Growth Select ETF
Royce Quant Small-Cap Quality Value ETF
Western Asset Short Duration Income ETF
Western Asset Total Return ETF
Franklin International Low Volatility High Dividend Index ETF
Franklin U.S. Low Volatility High Dividend Index ETF